UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (date of earliest event reported):  January 21, 2011

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 18, 2011, TrustCo Bank Corp NY (“TrustCo”) reinstated the Executive Officer Incentive Plan effective as of February 1, 2011.  The plan provides for the board to set specific, weighted performance goals and bonus levels annually.  For 2011, the performance goals, as measured against a peer group, are; return on average assets, return on average equity, efficiency ratio and nonperforming assets to total assets.  The peer group is defined as those New York, New Jersey and Florida-based banks and thrifts with assets of $2 billion to $10 billion (as of September 30, 2011) that did not receive funds under the federal government's Troubled Asset Relief Program.  If a performance measure is under the peer group median, no incentive award will be given for that particular “performance measure.”  Larger bonuses will be paid for better performance compared to the peer group for each performance measure, subject to a maximum bonus to equal 25% of the executive officer’s base salary.

Attached is a copy of the plan labeled as Exhibit 99(a).

Item 9.01.               Financial Statements and Exhibits

(c) Exhibits

Reg S-K Exhibit No.	Description
99(a)	Trustco Bank Executive Officer Incentive Plan dated February 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 21, 2011

TrustCo Bank Corp NY
(Registrant)

By:	/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and
Chief Financial Officer

Exhibits Index

The following exhibits are filed herewith:

Reg S-K Exhibit No.	Description	Page

99(a)	Trustco Bank Executive Officer Incentive Plan dated February 1, 2011.	5-13